Exhibit 99.1

NEWS RELEASE Release No. 118-02-06 Contact: Mary Cohn (Media Relations) 615-986-5886 Mike Kinney / Becky Barckley (Investor Relations) 615-986-5600

414 Union Street, Suite 2000
Nashville, TN 37219-1711
615.986.5600
Fax: 615.986.5666

FOR RELEASE AT 8:00 A.M. (EST) TUESDAY, NOVEMBER 3, 2009

LP Reports Third Quarter 2009 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the third quarter of 2009, which included the following:

•

Total sales for the third quarter of $309 million were down 21 percent versus a year ago, primarily the result of dramatically reduced U.S. housing starts, which dropped 31 percent from third quarter 2008 levels, as weakness in home building continued.

•	Loss from continuing operations was $12.7 million, or $0.12 per diluted share, for the third quarter of 2009 which is an improvement of 87 percent over the results in the third quarter of 2008.

•	Adjusted EBITDA from continuing operations for the third quarter was $11.0 million compared to a loss of $27.5 million in the third quarter of 2008.

“We are reporting positive EBITDA for the third quarter of 2009” said LP’s Chief Executive Officer Rick Frost. “While the housing market continues to be very depressed, there were seasonal improvements in demand and a few encouraging signs that the housing market is beginning to recover. However, much of the credit is due to the focus on cost containment, managing our operations more efficiently and lower raw materials costs.”

THIRD QUARTER RESULTS

For the quarter ended September 30, 2009, LP reported net sales of $309 million, down from $390 million in the third quarter of 2008. For the third quarter, the company reported an operating loss of $8.1 million as compared to a loss in the third quarter of 2008 of $67.6 million.

For the third quarter of 2009, LP reported a loss from continuing operations of $12.7 million, or $0.12 per diluted share, as compared to a loss from continuing operations of $100.4 million, or $0.98 per diluted share, for the third quarter of 2008.

YEAR TO DATE RESULTS

For the nine months ended September 30, 2009, LP reported net sales of $780 million, down from $1,126 million in the first nine months of 2008. For the first nine months of 2009, the company reported an operating loss of $82.8 million as compared to a loss in the comparable period of 2008 of $277.4 million. Adjusted EBITDA from continuing operations for the first nine months of 2009 was a $25.0 million loss compared to a $118.5 million loss in the first nine months of 2008.

For the first nine months of 2009, LP reported a loss from continuing operations of $70.2 million, or $0.67 per diluted share, as compared to $225.7 million, or $2.19 per diluted share, for the first nine months of 2008.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP’s OSB segment manufactures and distributes OSB structural panel products. LP is currently operating eight facilities and has indefinitely curtailed four mills due to market conditions. The OSB segment reported net sales for the third quarter of 2009 of $123 million, down 33 percent compared with $183 million of net sales in the third quarter of 2008. For the third quarter of 2009, the OSB segment reported an operating loss of $6.0 million – an improvement of 78 percent - compared with an operating loss of $27.7 million in the third quarter of 2008. For the third quarter, LP realized an improvement of $18.4 million in adjusted EBITDA from continuing operations for this segment as compared to the third quarter of 2008. For the third quarter of 2009 as compared to the third quarter of 2008, sales volumes were down 26 percent with sales price decreasing by 6 percent. Decrease in sales price accounted for a decline of $7.6 million in both operating results and adjusted EBITDA from continuing operations.

Operating results reflected the favorable effects of continued actions to reduce manufacturing costs by taking advantage of lower cost petroleum-based raw materials, more efficient operating schedules and selective curtailments. LP also benefited from the weakening of the Canadian dollar compared to the third quarter of 2008.

SIDING SEGMENT

LP’s Siding segment consists of SmartSide® siding as well as LP’s prefinished Canexel® siding line. These products are used in new construction as well as in repair and remodeling markets. The Siding segment reported net sales of $111 million in the third quarter of 2009, down 5 percent from $117 million in the year-ago third quarter. For the third quarter of 2009, the Siding segment reported an operating income of $16.1 million compared to $4.6 million in the year-ago quarter. For the third quarter, LP reported $21.3 million in adjusted EBITDA from continuing operations, an improvement of $11.3 million as compared to the third quarter of 2008.

In the third quarter of 2009, while sales were off across many regions, the Siding segment increased market penetration and experienced continued strength in repair and remodel markets. Like OSB, the segment continued to realize reductions in the cost of petroleum-based raw materials used in production as well as efficiencies in other manufacturing costs.

LP — Page 2 of 9

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). As these products are used principally in new construction, this segment saw reductions in sales comparable to the significant decline in housing starts. EWP segment sales in the third quarter of 2009 totaled $48 million, down 25 percent from $63 million in the year-ago quarter. Operating losses decreased 43 percent to $6.3 million for the third quarter of 2009 from $11.0 million for the third quarter of 2008. For the third quarter, LP reported a loss of $3.0 million in adjusted EBITDA from continuing operations, an improvement of $3.5 million as compared to the third quarter of 2008.

The lower sales in the third quarter were driven by lower volumes and softening prices. The margin improvement was due to reduced manufacturing and support costs.

COMPANY OUTLOOK

During the third quarter, LP successfully completed an equity offering of 20.7 million shares that provided net cash after expenses of $132.3 million. After the end of the quarter, LP used $112.6 million of this cash to retire $131.3 million face amount of its 2017 notes under the equity claw back provisions stipulated in the note agreement. This series of transactions not only reduced LP’s debt and increased cash but also eliminated cash interest payments of approximately $17 million per year.

“2009 continues to be challenging for all of our businesses. During the third quarter, we did see improvement in our operations, particularly siding. Looking forward, we believe that some recent improvements in housing statistics may bode well for the 2010 building season. Because the fourth quarter is historically a weak part of the year for demand, our goal for the remainder of the year is to conserve cash and improve liquidity so that when this economic downturn subsides, we will be well positioned to compete,” Frost concluded.

About LP

Louisiana-Pacific Corporation (LP) is a leading manufacturer of quality engineered wood building materials including OSB, structural framing products, and exterior siding for use in residential, industrial and light commercial construction. From manufacturing facilities in the U.S., Canada, Chile and Brazil, LP products are sold to builders and homeowners through building materials distributors and dealers and retail home centers. Founded in 1973, LP is headquartered in Nashville, Tennessee and traded on the New York Stock Exchange under LPX. Visit LP’s web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LP — Page 3 of 9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net sales	$308.8	$389.6	$779.6	$1,126.0
Loss from operations	$(8.1)	$(67.6)	$(82.8)	$(277.4)
Loss before income taxes and equity in loss of unconsolidated affiliates	$(20.4)	$(158.3)	$(107.1)	$(366.8)
Loss from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, gain (loss) on early debt extinguishment and than temporary investment impairment	$(14.2)	$(39.0)	$(75.1)	$(122.5)
Loss from continuing operations	$(12.7)	$(100.4)	$(70.2)	$(225.7)
Net loss attributable to LP	$(12.5)	$(111.1)	$(72.3)	$(238.3)
Net loss per share - basic and diluted	$(0.12)	$(1.08)	$(0.70)	$(2.32)
Average shares outstanding (in millions)
Basic and diluted	103.4	102.9	103.2	102.9

Calculation of loss from continuing operations excluding (gain) loss on sale or impairment of long-lived assets and other operating credits and charges, net, gain on early debt extinguishment and other than temporary investment impairment:

Loss from continuing operations	$(12.7)	$(100.4)	$(70.2)	$(225.7)
Other than temporary investment impairment	0.1	88.7	1.8	91.2
(Gain) loss on early extinguishment of debt	0.2	—	(0.4)	—
(Gain) loss on sale or impairment of long-lived assets	(1.2)	9.8	(2.1)	9.5
Other operating credits and charges, net	(1.6)	1.6	(7.3)	67.7

	(2.5)	100.1	(8.0)	168.4
Provision (benefit) for income taxes on above items	1.0	(38.7)	3.1	(65.2)

	(1.5)	61.4	(4.9)	103.2
	$(14.2)	$(39.0)	$(75.1)	$(122.5)

Per share - basic and diluted	$(0.14)	$(0.38)	$(0.73)	$(1.19)

LP — Page 4 of 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net sales	$308.8	$389.6	$779.6	$1,126.0

Operating costs and expenses:
Cost of sales	271.4	382.2	729.1	1,130.0
Depreciation, amortization and cost of timber harvested	22.2	27.0	60.2	80.4
Selling and administrative	26.1	36.6	82.5	115.8
(Gain) loss on sale or impairment of long-lived assets	(1.2)	9.8	(2.1)	9.5
Other operating credits and charges, net	(1.6)	1.6	(7.3)	67.7

Total operating costs and expenses	316.9	457.2	862.4	1,403.4

Loss from operations	(8.1)	(67.6)	(82.8)	(277.4)

Non-operating income (expense):
Foreign currency exchange gain (loss)	1.0	2.3	10.3	6.6
Gain (loss) on early debt extinguishment	(0.2)	—	0.4	—
Other than temporary investment impairment	(0.1)	(88.7)	(1.8)	(91.2)
Interest expense, net of capitalized interest	(20.4)	(12.4)	(53.3)	(36.3)
Investment income	7.4	8.1	20.1	31.5

Total non-operating income (expense)	(12.3)	(90.7)	(24.3)	(89.4)

Loss before taxes and equity in loss of unconsolidated affiliates	(20.4)	(158.3)	(107.1)	(366.8)
Benefit for income taxes	(10.5)	(61.0)	(45.7)	(153.7)
Equity in loss of unconsolidated affiliates	2.8	3.1	8.8	12.6

Loss from continuing operations	(12.7)	(100.4)	(70.2)	(225.7)

Discontinued operations:
Loss from discontinued operations before income taxes	(0.4)	(17.4)	(4.8)	(20.5)
Income tax benefit	(0.2)	(6.7)	(1.9)	(7.9)

Loss from discontinued operations	(0.2)	(10.7)	(2.9)	(12.6)

Net loss	(12.9)	(111.1)	(73.1)	(238.3)
Less: Net loss attributed to noncontrolling interest	(0.4)	—	(0.8)	—

Net loss attributed to Louisiana-Pacific Corporation	$(12.5)	$(111.1)	$(72.3)	$(238.3)

Loss per share of common stock (basic and diluted):
Loss from continuing operations	$(0.12)	$(0.98)	$(0.67)	$(2.19)
Loss from discontinued operations	—	(0.10)	(0.03)	(0.13)

Net loss per share	$(0.12)	$(1.08)	$(0.70)	$(2.32)

Average shares of stock outstanding - basic and diluted	103.4	102.9	103.2	102.9

LP — Page 5 of 9

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$439.8	$97.7
Short-term investments	6.0	21.4
Receivables, net	79.6	43.8
Income tax receivable	12.2	94.2
Inventories	151.7	187.3
Prepaid expenses and other current assets	7.7	9.9
Deferred income taxes	25.3	25.3
Current portion of notes receivable from asset sales	135.1	20.0
Current assets of discontinued operations	3.0	3.1

Total current assets	860.4	502.7
Timber and timberlands	50.4	55.6
Property, plant and equipment	2,325.8	2,324.6
Accumulated depreciation	(1,285.9)	(1,250.3)

Net property, plant and equipment	1,039.9	1,074.3
Notes receivable from asset sales	123.5	238.6
Long-term investments	42.3	19.3
Restricted cash	39.4	76.7
Investments in and advances to affiliates	178.2	186.9
Deferred debt costs	16.7	3.3
Other assets	27.1	26.3
Long-term assets of discontinued operations	5.0	5.0

Total assets	$2,382.9	$2,188.7

LIABILITIES AND EQUITY
Current portion of long-term debt	$162.6	$7.7
Current portion of limited recourse notes payable	133.4	20.0
Short-term notes payable	0.2	2.0
Accounts payable and accrued liabilities	116.9	121.5
Current portion of deferred tax liabilities	3.0	4.7
Current portion of contingency reserves	10.0	10.0

Total current liabilities	426.1	165.9
Long-term debt, excluding current portion:
Limited recourse notes payable	119.9	233.3
Other long-term debt	209.6	239.3

Total long-term debt, excluding current portion	329.5	472.6
Contingency reserves, excluding current portion	23.4	30.5
Other long-term liabilities	126.9	130.8
Deferred income taxes	150.7	187.9
Redeemable noncontrolling interest	20.9	18.7
Stockholders’ equity:
Common stock	138.7	116.9
Additional paid-in capital	562.9	441.3
Retained earnings	947.2	1,019.5
Treasury stock	(286.1)	(297.3)
Accumulated comprehensive loss	(57.3)	(98.1)

Total stockholders’ equity	1,305.4	1,182.3

Total liabilities and equity	$2,382.9	$2,188.7

LP — Page 6 of 9

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended Sept. 30,
	2009	2008	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12.9)	$(111.1)	$(73.1)	$(238.3)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and cost of timber harvested	22.2	27.0	60.2	80.4
Loss of unconsolidated affiliates	2.8	3.1	8.8	12.6
Other operating charges and credits, net	1.1	(43.9)	3.9	28.3
(Gain) loss on sale or impairment of long-lived assets	(1.1)	9.8	(2.1)	9.5
Other than temporary investment impairment	0.1	88.7	1.8	91.2
Stock based compensation expense related to stock plans	1.5	2.5	5.5	7.4
Exchange (gain) loss on remeasurement	2.3	(7.5)	(4.7)	(16.6)
Cash settlement of contingencies	(1.7)	(5.6)	(10.7)	(15.2)
Warranty reserves, net of payment	(0.9)	14.0	(0.9)	14.4
Other adjustments	(3.0)	2.0	(0.2)	3.2
Pension expense (in excess of payments)	2.9	2.0	6.7	8.2
Decrease (increase) in receivables	(1.8)	4.0	(33.1)	(7.3)
Decrease in income tax receivables	1.2	61.0	75.8	48.8
Decrease (increase) in inventories	4.5	(1.1)	43.0	9.9
Decrease (increase) in prepaid expenses	(2.1)	(3.1)	2.5	(4.7)
Increase (decrease) in accounts payable and accrued liabilities	(11.1)	(20.3)	0.6	(27.0)
Decrease in deferred income taxes	(13.8)	(57.0)	(50.8)	(95.4)

Net cash provided by (used in) operating activities	(9.8)	(35.5)	33.2	(90.6)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant, and equipment additions	(2.0)	(12.4)	(6.7)	(88.3)
Purchase of a business	—	(0.8)	—	(45.4)
Investments in and advances to joint ventures	2.7	1.5	1.3	(2.7)
Proceeds from sale of assets	2.0	—	7.2	—
Receipt of proceeds from notes receivable	—	—	—	54.4
Cash paid for purchase of investments	—	(43.1)	—	(216.0)
Proceeds from sales of investments	1.4	77.9	22.9	287.2
(Increase) decrease in restricted cash under letters of credit	(0.4)	—	37.2	(12.0)
Other investing activities, net	0.2	—	0.1	1.1

Net cash provided by (used in) investing activities	3.9	23.1	62.0	(21.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowing of long term debt	—	—	281.3	12.0
Repayment of long term debt	(13.3)	—	(149.6)	(53.6)
Payment of debt issuance fees	—	—	(15.5)	—
Net borrowings under revolving credit lines and short term notes payable	0.2	(4.3)	0.2	(16.1)
Sales of common stock	132.3	—	132.3	—
Payment of cash dividends	—	—	—	(31.0)

Net cash provided by (used in) financing activities	119.2	(4.3)	248.7	(88.7)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1.8	2.0	(1.8)	3.6

Net increase (decrease) in cash and cash equivalents	115.1	(14.7)	342.1	(197.4)
Cash and cash equivalents at beginning of period	324.7	169.4	97.7	352.1

Cash and cash equivalents at end of period	$439.8	$154.7	$439.8	$154.7

LP — Page 7 of 9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

Dollar amounts in millions	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net sales:
OSB	$122.5	$183.3	$292.5	$512.5
Siding	111.3	117.0	287.7	347.7
Engineered Wood Products	47.8	63.4	113.6	189.2
Other	27.2	25.9	85.9	76.6

	$308.8	$389.6	$779.7	$1,126.0

Operating profit (loss):
OSB	$(6.0)	$(27.7)	$(48.6)	$(124.3)
Siding	16.1	4.6	24.8	13.8
Engineered Wood Products	(6.3)	(11.0)	(24.1)	(28.3)
Other	0.2	(2.5)	2.3	(5.2)
Other operating credits and charges, net	1.6	(1.6)	7.3	(67.7)
Gain (loss) on sales of and impairment of long-lived assets	1.2	(9.8)	2.1	(9.5)
General corporate and other expenses, net	(17.7)	(22.7)	(55.4)	(68.8)
Foreign currency gain (losses)	1.0	2.3	10.3	6.6
Gain on early debt extinguishment	(0.2)	—	0.4	—
Other than temporary investment impairment	(0.1)	(88.7)	(1.8)	(91.2)
Investment income	7.4	8.1	20.1	31.5
Interest expense, net of capitalized interest	(20.4)	(12.4)	(53.3)	(36.3)

Loss from operations before taxes	(23.2)	(161.4)	(115.9)	(379.4)
Benefit for income taxes	(10.5)	(61.0)	(45.7)	(153.7)

Loss from continuing operations	$(12.7)	$(100.4)	$(70.2)	$(225.7)

LP — Page 8 of 9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Oriented strand board, million square feet 3/8” basis (1)	788	1,037	1,870	3,134
Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	54	61	154	227
Wood-based siding, million square feet 3/8” basis	194	208	540	643
Engineered I-Joist, million lineal feet (1)	21	26	46	66
Laminated veneer lumber (LVL), thousand cubic (1)	710	1,588	1,665	4,731

(1)	Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.

LP — Page 9 of 9